Exhibit 3.1
FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
MECHANICS BANCORP

ARTICLE 1. NAME

The name of the corporation is Mechanics Bancorp (the “corporation”) (formerly HomeStreet, Inc.).

ARTICLE 2. STOCK, VOTING RIGHTS

2.1         AUTHORIZED SHARES.  The corporation shall have authority to issue 1,900,000,000 shares of common stock and 120,000 shares of preferred stock.  The shares of common stock shall consist of and be divided into two classes, 1,897,500,000 shares of which shall be designated Class A Common Stock having no par value (“Class A Common Stock”) and 2,500,000 shares of which shall be designated Class B Common Stock having no par value (“Class B Common Stock”).  For the avoidance of doubt, the shares of common stock authorized by the Third Amended and Restated Articles of Incorporation, dated as of July 25, 2019, are the “Class A Common Stock.”

2.1.1.          Rights of Common Shares.  Except as expressly provided in this Article 2, the rights, preferences, limitations and voting powers of the Class A Common Stock and Class B Common Stock shall be in all respects and for all purposes and in all circumstances absolutely and completely identical; provided, if the corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share; provided, further, that, without otherwise limiting the rights of the corporation to issue a share dividend or distribution on the Class A Common Stock or Class B Common Stock that is payable in another class or series under 23B.06.230 of the Revised Code of Washington (“RCW”), no dividend or distribution shall be declared on the Class B Common Stock that is payable in shares of Class A Common Stock, and no dividend or distribution shall be declared on the Class A Common Stock that is payable in shares of Class B Common Stock, but instead, in the case of a stock dividend or distribution that is declared on the common stock, such dividend or distribution shall be received in like stock (or in such other form as the Board of Directors of the corporation may determine in accordance with applicable law), with record holders of Class A Common Stock receiving Class A Common Stock, and record holders of Class B Common Stock receiving a number of shares of Class B Common Stock equal to the inverse of the Deemed Conversion Ratio for each share of Class A Common Stock issued by dividend or distribution to record holders of Class A Common Stock (and if such event, or any other adjustment under these Articles of Incorporation, results in the issuance of a fractional share of Class B Common Stock, the holder of any such fractional share shall be entitled to exercise the rights of a shareholder with respect to such fractional share in accordance with applicable law).  The “Deemed Conversion Ratio” shall be ten (10) shares of Class A Common Stock per share of Class B Common Stock (and the inverse of the Deemed Conversion Ratio shall be one-tenth (1/10)), in each case as adjusted, if appropriate, for any stock split, subdivision or combination in accordance with these Articles of Incorporation.  Without limiting the foregoing:

 (a)          each share of common stock held as of the applicable record date on any matter that is submitted to a vote of the shareholders of the corporation (including, without limitation, any matter voted on at a shareholders’ meeting or by written consent) shall be entitled to one vote per share and shall vote as a single voting group except as required by applicable law or as expressly provided herein; provided that the holders of each outstanding class or series of shares of the corporation (other than as may be fixed or determined with respect to any series of preferred stock) shall not be entitled to vote as a separate voting group (i) on any amendment to the Articles of Incorporation with respect to which such class or series would otherwise be entitled under RCW 23B.10.040(1)(a) to vote as a separate voting group (or RCW 23B.10.040(1)(e) or (f) with respect to the creation of, or amendment of rights with respect to, preferred stock) if a vote would be required, or (ii) on any plan of merger, share exchange or any other corporate action with respect to which such class or series would otherwise be entitled under RCW 23B.11A.041(1)(a)(i) or (b) to vote as a separate voting group;

 (b)          subject to the provisos in Section 2.1.1, each share of common stock shall share equally and ratably in such dividends or distribution (whether payable in cash or otherwise) as the Board of Directors of the corporation (the “Board of Directors”) may from time to time declare on the common stock; provided that, in the event of such a dividend or distribution of cash or property (other than property that is Class B Common Stock), each share of Class B Common Stock shall be treated, solely for purposes of calculating the economic rights of such share and without there being any actual conversion of shares, as if each such share were converted, as of the record date of such dividend or distribution, into a number of shares of Class A Common Stock equal to the Deemed Conversion Ratio;

 (c)          in the event of a winding-up or dissolution of the corporation (whether voluntary or involuntary or for the purpose of an amalgamation, a reorganization, or otherwise) or upon any distribution of capital, each share of common stock shall be entitled to share equally and ratably in the surplus assets of the corporation, if any, remaining after the liquidation preference of any issued and outstanding shares ranking ahead of the common stock; provided that, in the event of such a winding-up or dissolution, each share of Class B Common Stock shall be treated, solely for purposes of calculating the economic rights of such share and without there being any actual conversion of shares, as if each such share were converted into a number of shares of Class A Common Stock equal to the Deemed Conversion Ratio; and

 (d)          subject to the provisos in Section 2.1.1, in the event of a merger or consolidation (other than any merger or consolidation in which the Class A Common Stock and Class B Common Stock are treated equally except that each receives securities that mirror the rights and other attributes applicable to each under these Articles of Incorporation other than in an immaterial respect) in which the Class A Common Stock is converted into shares, other securities, interests, obligations, rights to acquire shares, other securities or interests, cash, other property, or any combination of the foregoing, each share of Class B Common Stock shall be treated, solely for purposes of calculating the economic rights of such share and without there being any actual conversion of shares, as if each such share were converted into a number of shares of Class A Common Stock equal to the Deemed Conversion Ratio immediately prior to the merger or consolidation.

2.1.2.          Conversion of Class B Common Stock into Class A Common Stock.  Notwithstanding anything herein to the contrary, shares of Class B Common Stock shall not be convertible into shares of Class A Common Stock or any other class or series of voting securities (as the term is defined for purposes of the BHCA (as defined below)) of the corporation, except that each share of Class B Common Stock shall convert upon (but not before) the transfer thereof in a Permitted Regulatory Transfer (as defined below), with each share of Class B Common Stock converting automatically, without action by any holder or transferee of such shares, into a number of shares of fully paid and nonassessable shares of Class A Common Stock equal to the Deemed Conversion Ratio.  Such conversion shall take effect simultaneously with the applicable Permitted Regulatory Transfer.

2.1.3.          Mechanics of Conversion.  Each holder of Class B Common Stock shall give prompt notice to the corporation of any Permitted Regulatory Transfer.  After any Permitted Regulatory Transfer, the new holder of the shares of Class A Common Stock so converted shall present to the corporation such evidence of transfer as the corporation may reasonably request.  The corporation may, from time to time, establish such policies and procedures relating to the administration of the dual class structure of the Class A Common Stock and Class B Common Stock, including, without limitation, the issuance of stock certificates or procedures with respect to book entry systems, as it deems necessary or advisable.  The corporation may request that holders of shares of Class B Common Stock furnish affidavits, certificates or other proof to the corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion of Class B Common Stock has not occurred.  The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.  If required by the corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  At no time may any share of Class B Common Stock be converted at the option of the holder thereof.

2.1.4.          Taxes Upon Conversion.  The issuance of shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance; provided that the holder effecting the applicable Permitted Regulatory Transfer shall pay or cause to be paid to the corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the corporation that such tax has been paid.

2.1.5.          Treatment of Holders.  Upon any conversion of shares of Class B Common Stock to Class A Common Stock, the person, persons, entity or entities entitled to receive the shares of Class A Common Stock upon such conversion shall be treated for all purposes as having become the holders of such shares of Class A Common Stock.  When shares of Class B Common Stock have been converted into Class A Common Stock pursuant to this Article 2, they shall automatically be deemed authorized but unissued shares of Class B Common Stock, and shall cease to be outstanding, and dividends and distributions on such shares of Class B Common Stock shall cease to accrue or be due and all rights in respect of such shares shall terminate, other than (a) the right to receive, upon compliance with Section 2.1.3, appropriate evidence of the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted and (b) on the appropriate payment date after the date of conversion, the amount of all dividends or other distributions payable with respect to such shares of Class B Common Stock with a record date prior to the date of conversion and a payment date subsequent to the date of conversion.

2.1.6.          Class B Common Stock Protective Rights.  Any amendment of or to the Articles of Incorporation that adversely affects the rights, preferences or powers of the Class B Common Stock, including in connection with or as a result of any merger, share exchange, consolidation, recapitalization, restructuring or other reorganization (other than any merger or consolidation or similar transaction in which (i) the Class A Common Stock and Class B Common Stock are treated equally except that each receives securities that mirror the rights and other attributes applicable to each under these Articles of Incorporation other than in an immaterial respect or (ii) the Class A Common Stock is converted into shares, other securities, interests, obligations, rights to acquire shares, other securities or interests, cash, other property, or any combination of the foregoing, and each share of Class B Common Stock is treated for purposes of calculating the economic rights of such share as if each such share were converted into a number of shares of Class A Common Stock equal to the Deemed Conversion Ratio immediately prior to the merger or consolidation or similar transaction), may only be completed if it has been approved by the affirmative vote of a majority of all of the votes entitled to be cast by holders of the shares of Class B Common Stock, voting as a separate voting group (in addition to any other required vote).

2.1.7.          Definitions.  As used in these Fourth Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the following terms have the meanings set forth below:

 (a)          “BHCA” means the Bank Holding Company Act of 1956, as amended and as interpreted and implemented by the Board of Governors of the Federal Reserve System, whether pursuant to regulation, interpretation or otherwise.

 (b)          “BHC Affiliate” means the affiliate of a holder of shares of Class B Common Stock, as “affiliate” is defined under the BHCA.

 (c)          “Permitted Regulatory Transfer” means (1) a transfer that is part of a widespread public distribution (including assignment to a single party (e.g., broker or investment banker) for the purposes of conducting a widespread public distribution); (2) a transfer to the corporation; (3) a transfer in which no transferee (or group of associated transferees) would acquire Class A Common Stock and/or Class B Common Stock in an amount that, after the conversion of such Class B Common Stock into Class A Common Stock, is (or represents) two percent (2%) or more of the outstanding securities of any class of voting securities (as such term is defined and such percentage is calculated for purposes of the BHCA) of the corporation; or (4) a transfer to a person or entity that would control greater than fifty percent (50%) of every class of voting securities (as such term is defined and such percentage is calculated for purposes of the BHCA) of the corporation (with the Class A Common Stock and Class B Common Stock being deemed a single class for purposes of this clause (4)), without any transfer from the transferor, excluding, in each case of clauses (1) through (4) a transfer by a holder of shares of Class B Common Stock to a person that is a BHC Affiliate.

2.2         PREFERRED STOCK.  Shares of preferred stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix the designations and powers, preferences and relative participating, optional or other rights, if any, and qualifications, limitations or other restrictions thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, if any, voting rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

2.3         PREEMPTIVE RIGHTS.  Shareholders of the corporation shall not have preemptive rights to acquire additional shares issued by the corporation.

2.4         CUMULATIVE VOTING.  The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the corporation.

ARTICLE 3. DIRECTORS

3.1         DESIGNATION.  The number of directors of the corporation shall be fixed by the Bylaws and may be increased or decreased from time to time in the manner specified therein.

3.2         LIMITATION ON LIABILITY.  To the fullest extent that the Washington Business Corporation Act permits the elimination or limitation of liability of directors pursuant to RCW 23B.08.320, as it or its successor statute may be amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for conduct as a director.

3.3         DIRECTOR TERMS.  Each director standing for election shall be elected annually for a one-year term expiring at the next succeeding annual meeting of shareholders and until his or her respective successor has been duly elected and qualified.

ARTICLE 4. BYLAWS

The Bylaws of the corporation may be amended or repealed, and new Bylaws may be adopted, either:

4.1.1.          by the shareholders at an annual or special meeting, provided that notice of the meeting includes a description of the proposed change to the Bylaws; or

4.1.2.          by the Board of Directors, except to the extent such power is reserved to the shareholders by law, or unless the shareholders, in amending, or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw.

ARTICLE 5. MAJOR CORPORATE CHANGES

Except as otherwise set forth in Article 2, if a vote of the shareholders is required to authorize any of the following matters, such matter must be approved by the affirmative vote of a majority of all the votes entitled to be cast on such matter and, to the degree a separate vote of a voting group is entitled by law to approve the matter, unless otherwise expressly provided herein, the majority of all the votes entitled be cast by such voting group on such matter of the corporation:

5.1.1.          Amendment of the Articles of Incorporation (including as set forth in RCW 23B.10.030(5)(a)(i));

5.1.2.          The adoption of a plan of merger or share exchange (including as set forth in RCW 23B.11A.040(5)(a)(i));

5.1.3.          The sale, lease, exchange or other disposition of all or substantially all of the property of the corporation, other than in the usual and regular course of business (including as set forth in RCW 23B.12.020(8)(a)(i)); and

5.1.4.          Dissolution of the corporation (including as set forth in RCW 23B.14.020(5)).

ARTICLE 6. SHAREHOLDER ACTION WITHOUT A MEETING

6.1         PERMITTED.  Action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting or a vote if such action is evidenced by one or more written consents describing the action taken and signed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote on the action were present and voted.  Every written consent shall bear the date of signature of each shareholder who signs the consent.  A written consent is not effective to take the action referred to in the consent unless, within sixty (60) days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of shareholders to take action are delivered to the corporation.

6.2         NOTICE.  Notice of any action taken or to be taken without a meeting by less than a unanimous written consent of all shareholders entitled to vote on the action must be given at least ten (10) days before the date on which the action becomes effective, to all shareholders entitled to vote on the action who have not consented in writing.  The notice shall be in writing, and shall contain or be accompanied by the same material that would have been required to be sent with notice of a meeting at which the proposed action would have been submitted for shareholder action.

6.3         WITHDRAWAL.  A shareholder may withdraw consent only by delivering a written notice of withdrawal to the corporation prior to the time when consents sufficient to authorize taking the action have been delivered to the corporation.

6.4         EFFECTIVE DATE.  Unless the written shareholder consent specifies a later effective date, action taken under this Article 6 is effective when both:  (a) consents sufficient to authorize taking the action have been delivered to the corporation, and (b) the notice requirement under Section 6.2, if applicable, has been satisfied.

ARTICLE 7. INDEMNIFICATION

7.1         INDEMNITEE.  The term “Indemnitee” used in this Article 7 shall mean any person who was or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been a director or officer, he or she is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation or a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee, or agent or in any other capacity while serving as director, trustee, officer, employee, or agent.

7.2         RIGHT TO INDEMNIFICATION.

7.2.1.          Scope.  Each Indemnitee shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, penalties, and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.  Except as provided in Section 7.2.2(b) below, the determination otherwise required by RCW 23B.08.550 shall not be required in connection with indemnification pursuant to this Section 7.2.1.

7.2.2.          Exceptions.

(a)           Such right of indemnification shall not exist where the act or omission of the Indemnitee involves (i) intentional misconduct or a knowing violation of the law, (ii) a violation of RCW 23B.08.310 (as now in effect or as it may hereafter be amended), or (iii) any transaction in which the Indemnitee received or will receive a benefit in money, property, or services to which he or she is not legally entitled.

(b)           Such right of indemnification shall also not exist where the act or omission of the Indemnitee involves recklessness, unless the corporation elects by resolution of its shareholders to provide such indemnification pursuant to RCW 23B.08.550(2)(d) (as now in effect or as it may hereafter be amended).

7.2.3.          Continuation After Separation.  Such right of indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators.

7.2.4.          Proceeding by Indemnitee.  Except as provided in Section 7.3, such right of indemnification shall not exist where the Indemnitee seeks indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors prior to its initiation.

7.2.5.          Contract Right, Expenses.  The right of indemnification conferred in this Section 7.2 shall be a contract right and shall include the right to have the corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be Indemnified under this Section 7.2 or otherwise.

7.3         RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under Section 7.2 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding, in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall also be entitled to reimbursement for the expenses of prosecuting such claim.  The claimant shall be presumed to be entitled to indemnification under this Article 7 upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding, in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proving by a preponderance of the evidence that the claimant is not so entitled.  Neither the failure of the corporation (including the Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

7.4         NONEXCLUSIVITY OF RIGHTS.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote or consent of shareholders or disinterested directors, or otherwise.

7.5         INSURANCE, CONTRACT, AND FUNDING.  The corporation may maintain insurance at its own expense to protect itself and any Indemnitee against any expense, liability, or loss against which the corporation has the power to indemnify pursuant to this Article 7.  In addition, the corporation may maintain insurance against such expense, liability, or loss whether or not the corporation would have the power to provide indemnification under the Washington Business Corporation Act.  The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provision is of this Article 7 and may create trust funds, grant security interests in corporate assets, provide letters of credit, and use such other means as the corporation deems necessary or appropriate to ensure that indemnification is provided under this Article 7.

7.6         INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.  The corporation may, by action of the Board from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to or on behalf of employees and agents of the corporation with the same scope and effect as the provisions of this Article 7 with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

ARTICLE 8. REGISTERED OFFICE AND AGENT

8.1          OFFICE AND AGENT.  The name of the initial registered agent of the corporation and the address of its initial registered office are as follows:  Corporation Services Company, 300 Deschutes Way SW Ste 208 MC-CSC1, Tumwater, WA, 98501.

IN WITNESS WHEREOF, the corporation has caused these Amended and Restated Articles of Incorporation to be executed this 27th day of August, 2025.

/s/ Godfrey B. Evans
Godfrey B. Evans
EVP, General Counsel, Corporate Secretary

CERTIFICATE REGARDING
FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF MECHANICS BANCORP (FORMERLY HOMESTREET, INC.)

Pursuant to the provisions of Section 23B.10.060 and 23B.10.070 of the Washington Business Corporation Act, the undersigned, who is the duly elected, qualified, and acting Vice President, General Counsel, and Corporate Secretary of Mechanics Bancorp, a Washington corporation (the “Corporation”) (formerly HomeStreet, Inc.), hereby certifies that:

1.	The name of the Corporation is Mechanics Bancorp, a Washington corporation, (formerly HomeStreet, Inc.).

2.
The Third Restated Articles of Incorporation of HomeStreet, Inc. filed on July 25, 2019 are amended and restated in their entirety and replaced with the Fourth Amended and Restated Articles of Incorporation of the Corporation as set forth hereto (the “Fourth Amended and Restated Articles”).

3.
The Fourth Amended and Restated Articles were duly approved by the Board of Directors of the Corporation on March 28, 2025 and by the shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040 on August 21, 2025.

4.	These Fourth Amended and Restated Articles (attached hereto as Exhibit A) shall be effective as of 12:00 a.m. Pacific Time, September 2, 2025.

EXECUTED this 27th day of August, 2025.

/s/ Godfrey B. Evans
Godfrey B. Evans
EVP, General Counsel, Corporate Secretary

EXHIBIT A

FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
MECHANICS BANCORP

ARTICLE 1. NAME

The name of the corporation is Mechanics Bancorp (the “corporation”) (formerly HomeStreet, Inc.).

ARTICLE 2. STOCK, VOTING RIGHTS

2.1         AUTHORIZED SHARES.  The corporation shall have authority to issue 1,900,000,000 shares of common stock and 120,000 shares of preferred stock.  The shares of common stock shall consist of and be divided into two classes, 1,897,500,000 shares of which shall be designated Class A Common Stock having no par value (“Class A Common Stock”) and 2,500,000 shares of which shall be designated Class B Common Stock having no par value (“Class B Common Stock”).  For the avoidance of doubt, the shares of common stock authorized by the Third Amended and Restated Articles of Incorporation, dated as of July 25, 2019, are the “Class A Common Stock.”

2.1.1.          Rights of Common Shares.  Except as expressly provided in this Article 2, the rights, preferences, limitations and voting powers of the Class A Common Stock and Class B Common Stock shall be in all respects and for all purposes and in all circumstances absolutely and completely identical; provided, if the corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share; provided, further, that, without otherwise limiting the rights of the corporation to issue a share dividend or distribution on the Class A Common Stock or Class B Common Stock that is payable in another class or series under 23B.06.230 of the Revised Code of Washington (“RCW”), no dividend or distribution shall be declared on the Class B Common Stock that is payable in shares of Class A Common Stock, and no dividend or distribution shall be declared on the Class A Common Stock that is payable in shares of Class B Common Stock, but instead, in the case of a stock dividend or distribution that is declared on the common stock, such dividend or distribution shall be received in like stock (or in such other form as the Board of Directors of the corporation may determine in accordance with applicable law), with record holders of Class A Common Stock receiving Class A Common Stock, and record holders of Class B Common Stock receiving a number of shares of Class B Common Stock equal to the inverse of the Deemed Conversion Ratio for each share of Class A Common Stock issued by dividend or distribution to record holders of Class A Common Stock (and if such event, or any other adjustment under these Articles of Incorporation, results in the issuance of a fractional share of Class B Common Stock, the holder of any such fractional share shall be entitled to exercise the rights of a shareholder with respect to such fractional share in accordance with applicable law).  The “Deemed Conversion Ratio” shall be ten (10) shares of Class A Common Stock per share of Class B Common Stock (and the inverse of the Deemed Conversion Ratio shall be one-tenth (1/10)), in each case as adjusted, if appropriate, for any stock split, subdivision or combination in accordance with these Articles of Incorporation.  Without limiting the foregoing:

 (a)          each share of common stock held as of the applicable record date on any matter that is submitted to a vote of the shareholders of the corporation (including, without limitation, any matter voted on at a shareholders’ meeting or by written consent) shall be entitled to one vote per share and shall vote as a single voting group except as required by applicable law or as expressly provided herein; provided that the holders of each outstanding class or series of shares of the corporation (other than as may be fixed or determined with respect to any series of preferred stock) shall not be entitled to vote as a separate voting group (i) on any amendment to the Articles of Incorporation with respect to which such class or series would otherwise be entitled under RCW 23B.10.040(1)(a) to vote as a separate voting group (or RCW 23B.10.040(1)(e) or (f) with respect to the creation of, or amendment of rights with respect to, preferred stock) if a vote would be required, or (ii) on any plan of merger, share exchange or any other corporate action with respect to which such class or series would otherwise be entitled under RCW 23B.11A.041(1)(a)(i) or (b) to vote as a separate voting group;

 (b)          subject to the provisos in Section 2.1.1, each share of common stock shall share equally and ratably in such dividends or distribution (whether payable in cash or otherwise) as the Board of Directors of the corporation (the “Board of Directors”) may from time to time declare on the common stock; provided that, in the event of such a dividend or distribution of cash or property (other than property that is Class B Common Stock), each share of Class B Common Stock shall be treated, solely for purposes of calculating the economic rights of such share and without there being any actual conversion of shares, as if each such share were converted, as of the record date of such dividend or distribution, into a number of shares of Class A Common Stock equal to the Deemed Conversion Ratio;

 (c)          in the event of a winding-up or dissolution of the corporation (whether voluntary or involuntary or for the purpose of an amalgamation, a reorganization, or otherwise) or upon any distribution of capital, each share of common stock shall be entitled to share equally and ratably in the surplus assets of the corporation, if any, remaining after the liquidation preference of any issued and outstanding shares ranking ahead of the common stock; provided that, in the event of such a winding-up or dissolution, each share of Class B Common Stock shall be treated, solely for purposes of calculating the economic rights of such share and without there being any actual conversion of shares, as if each such share were converted into a number of shares of Class A Common Stock equal to the Deemed Conversion Ratio; and

 (d)          subject to the provisos in Section 2.1.1, in the event of a merger or consolidation (other than any merger or consolidation in which the Class A Common Stock and Class B Common Stock are treated equally except that each receives securities that mirror the rights and other attributes applicable to each under these Articles of Incorporation other than in an immaterial respect) in which the Class A Common Stock is converted into shares, other securities, interests, obligations, rights to acquire shares, other securities or interests, cash, other property, or any combination of the foregoing, each share of Class B Common Stock shall be treated, solely for purposes of calculating the economic rights of such share and without there being any actual conversion of shares, as if each such share were converted into a number of shares of Class A Common Stock equal to the Deemed Conversion Ratio immediately prior to the merger or consolidation.

2.1.2.          Conversion of Class B Common Stock into Class A Common Stock.  Notwithstanding anything herein to the contrary, shares of Class B Common Stock shall not be convertible into shares of Class A Common Stock or any other class or series of voting securities (as the term is defined for purposes of the BHCA (as defined below)) of the corporation, except that each share of Class B Common Stock shall convert upon (but not before) the transfer thereof in a Permitted Regulatory Transfer (as defined below), with each share of Class B Common Stock converting automatically, without action by any holder or transferee of such shares, into a number of shares of fully paid and nonassessable shares of Class A Common Stock equal to the Deemed Conversion Ratio.  Such conversion shall take effect simultaneously with the applicable Permitted Regulatory Transfer.

2.1.3.          Mechanics of Conversion.  Each holder of Class B Common Stock shall give prompt notice to the corporation of any Permitted Regulatory Transfer.  After any Permitted Regulatory Transfer, the new holder of the shares of Class A Common Stock so converted shall present to the corporation such evidence of transfer as the corporation may reasonably request.  The corporation may, from time to time, establish such policies and procedures relating to the administration of the dual class structure of the Class A Common Stock and Class B Common Stock, including, without limitation, the issuance of stock certificates or procedures with respect to book entry systems, as it deems necessary or advisable.  The corporation may request that holders of shares of Class B Common Stock furnish affidavits, certificates or other proof to the corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion of Class B Common Stock has not occurred.  The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.  If required by the corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  At no time may any share of Class B Common Stock be converted at the option of the holder thereof.

2.1.4.          Taxes Upon Conversion.  The issuance of shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance; provided that the holder effecting the applicable Permitted Regulatory Transfer shall pay or cause to be paid to the corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the corporation that such tax has been paid.

2.1.5.          Treatment of Holders.  Upon any conversion of shares of Class B Common Stock to Class A Common Stock, the person, persons, entity or entities entitled to receive the shares of Class A Common Stock upon such conversion shall be treated for all purposes as having become the holders of such shares of Class A Common Stock.  When shares of Class B Common Stock have been converted into Class A Common Stock pursuant to this Article 2, they shall automatically be deemed authorized but unissued shares of Class B Common Stock, and shall cease to be outstanding, and dividends and distributions on such shares of Class B Common Stock shall cease to accrue or be due and all rights in respect of such shares shall terminate, other than (a) the right to receive, upon compliance with Section 2.1.3, appropriate evidence of the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted and (b) on the appropriate payment date after the date of conversion, the amount of all dividends or other distributions payable with respect to such shares of Class B Common Stock with a record date prior to the date of conversion and a payment date subsequent to the date of conversion.

2.1.6.          Class B Common Stock Protective Rights.  Any amendment of or to the Articles of Incorporation that adversely affects the rights, preferences or powers of the Class B Common Stock, including in connection with or as a result of any merger, share exchange, consolidation, recapitalization, restructuring or other reorganization (other than any merger or consolidation or similar transaction in which (i) the Class A Common Stock and Class B Common Stock are treated equally except that each receives securities that mirror the rights and other attributes applicable to each under these Articles of Incorporation other than in an immaterial respect or (ii) the Class A Common Stock is converted into shares, other securities, interests, obligations, rights to acquire shares, other securities or interests, cash, other property, or any combination of the foregoing, and each share of Class B Common Stock is treated for purposes of calculating the economic rights of such share as if each such share were converted into a number of shares of Class A Common Stock equal to the Deemed Conversion Ratio immediately prior to the merger or consolidation or similar transaction), may only be completed if it has been approved by the affirmative vote of a majority of all of the votes entitled to be cast by holders of the shares of Class B Common Stock, voting as a separate voting group (in addition to any other required vote).

2.1.7.          Definitions.  As used in these Fourth Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the following terms have the meanings set forth below:

 (a)          “BHCA” means the Bank Holding Company Act of 1956, as amended and as interpreted and implemented by the Board of Governors of the Federal Reserve System, whether pursuant to regulation, interpretation or otherwise.

 (b)          “BHC Affiliate” means the affiliate of a holder of shares of Class B Common Stock, as “affiliate” is defined under the BHCA.

 (c)          “Permitted Regulatory Transfer” means (1) a transfer that is part of a widespread public distribution (including assignment to a single party (e.g., broker or investment banker) for the purposes of conducting a widespread public distribution); (2) a transfer to the corporation; (3) a transfer in which no transferee (or group of associated transferees) would acquire Class A Common Stock and/or Class B Common Stock in an amount that, after the conversion of such Class B Common Stock into Class A Common Stock, is (or represents) two percent (2%) or more of the outstanding securities of any class of voting securities (as such term is defined and such percentage is calculated for purposes of the BHCA) of the corporation; or (4) a transfer to a person or entity that would control greater than fifty percent (50%) of every class of voting securities (as such term is defined and such percentage is calculated for purposes of the BHCA) of the corporation (with the Class A Common Stock and Class B Common Stock being deemed a single class for purposes of this clause (4)), without any transfer from the transferor, excluding, in each case of clauses (1) through (4) a transfer by a holder of shares of Class B Common Stock to a person that is a BHC Affiliate.

2.2         PREFERRED STOCK.  Shares of preferred stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix the designations and powers, preferences and relative participating, optional or other rights, if any, and qualifications, limitations or other restrictions thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, if any, voting rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

2.3         PREEMPTIVE RIGHTS.  Shareholders of the corporation shall not have preemptive rights to acquire additional shares issued by the corporation.

2.4         CUMULATIVE VOTING.  The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the corporation.

ARTICLE 3. DIRECTORS

3.1         DESIGNATION.  The number of directors of the corporation shall be fixed by the Bylaws and may be increased or decreased from time to time in the manner specified therein.

3.2         LIMITATION ON LIABILITY.  To the fullest extent that the Washington Business Corporation Act permits the elimination or limitation of liability of directors pursuant to RCW 23B.08.320, as it or its successor statute may be amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for conduct as a director.

3.3         DIRECTOR TERMS.  Each director standing for election shall be elected annually for a one-year term expiring at the next succeeding annual meeting of shareholders and until his or her respective successor has been duly elected and qualified.

ARTICLE 4. BYLAWS

The Bylaws of the corporation may be amended or repealed, and new Bylaws may be adopted, either:

4.1.1.          by the shareholders at an annual or special meeting, provided that notice of the meeting includes a description of the proposed change to the Bylaws; or

4.1.2.          by the Board of Directors, except to the extent such power is reserved to the shareholders by law, or unless the shareholders, in amending, or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw.

ARTICLE 5. MAJOR CORPORATE CHANGES

Except as otherwise set forth in Article 2, if a vote of the shareholders is required to authorize any of the following matters, such matter must be approved by the affirmative vote of a majority of all the votes entitled to be cast on such matter and, to the degree a separate vote of a voting group is entitled by law to approve the matter, unless otherwise expressly provided herein, the majority of all the votes entitled be cast by such voting group on such matter of the corporation:

5.1.1.          Amendment of the Articles of Incorporation (including as set forth in RCW 23B.10.030(5)(a)(i));

5.1.2.          The adoption of a plan of merger or share exchange (including as set forth in RCW 23B.11A.040(5)(a)(i));

5.1.3.          The sale, lease, exchange or other disposition of all or substantially all of the property of the corporation, other than in the usual and regular course of business (including as set forth in RCW 23B.12.020(8)(a)(i)); and

5.1.4.          Dissolution of the corporation (including as set forth in RCW 23B.14.020(5)).

ARTICLE 6. SHAREHOLDER ACTION WITHOUT A MEETING

6.1         PERMITTED.  Action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting or a vote if such action is evidenced by one or more written consents describing the action taken and signed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote on the action were present and voted.  Every written consent shall bear the date of signature of each shareholder who signs the consent.  A written consent is not effective to take the action referred to in the consent unless, within sixty (60) days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of shareholders to take action are delivered to the corporation.

6.2         NOTICE.  Notice of any action taken or to be taken without a meeting by less than a unanimous written consent of all shareholders entitled to vote on the action must be given at least ten (10) days before the date on which the action becomes effective, to all shareholders entitled to vote on the action who have not consented in writing.  The notice shall be in writing, and shall contain or be accompanied by the same material that would have been required to be sent with notice of a meeting at which the proposed action would have been submitted for shareholder action.

6.3         WITHDRAWAL.  A shareholder may withdraw consent only by delivering a written notice of withdrawal to the corporation prior to the time when consents sufficient to authorize taking the action have been delivered to the corporation.

6.4         EFFECTIVE DATE.  Unless the written shareholder consent specifies a later effective date, action taken under this Article 6 is effective when both:  (a) consents sufficient to authorize taking the action have been delivered to the corporation, and (b) the notice requirement under Section 6.2, if applicable, has been satisfied.

ARTICLE 7. INDEMNIFICATION

7.1         INDEMNITEE.  The term “Indemnitee” used in this Article 7 shall mean any person who was or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been a director or officer, he or she is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation or a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee, or agent or in any other capacity while serving as director, trustee, officer, employee, or agent.

7.2         RIGHT TO INDEMNIFICATION.

7.2.1.          Scope.  Each Indemnitee shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, penalties, and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.  Except as provided in Section 7.2.2(b) below, the determination otherwise required by RCW 23B.08.550 shall not be required in connection with indemnification pursuant to this Section 7.2.1.

7.2.2.          Exceptions.

 (a)          Such right of indemnification shall not exist where the act or omission of the Indemnitee involves (i) intentional misconduct or a knowing violation of the law, (ii) a violation of RCW 23B.08.310 (as now in effect or as it may hereafter be amended), or (iii) any transaction in which the Indemnitee received or will receive a benefit in money, property, or services to which he or she is not legally entitled.

 (b)          Such right of indemnification shall also not exist where the act or omission of the Indemnitee involves recklessness, unless the corporation elects by resolution of its shareholders to provide such indemnification pursuant to RCW 23B.08.550(2)(d) (as now in effect or as it may hereafter be amended).

7.2.3.          Continuation After Separation.  Such right of indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators.

7.2.4.          Proceeding by Indemnitee.  Except as provided in Section 7.3, such right of indemnification shall not exist where the Indemnitee seeks indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors prior to its initiation.

7.2.5.          Contract Right, Expenses.  The right of indemnification conferred in this Section 7.2 shall be a contract right and shall include the right to have the corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be Indemnified under this Section 7.2 or otherwise.

7.3         RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under Section 7.2 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding, in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall also be entitled to reimbursement for the expenses of prosecuting such claim.  The claimant shall be presumed to be entitled to indemnification under this Article 7 upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding, in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proving by a preponderance of the evidence that the claimant is not so entitled.  Neither the failure of the corporation (including the Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

7.4         NONEXCLUSIVITY OF RIGHTS.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote or consent of shareholders or disinterested directors, or otherwise.

7.5         INSURANCE, CONTRACT, AND FUNDING.  The corporation may maintain insurance at its own expense to protect itself and any Indemnitee against any expense, liability, or loss against which the corporation has the power to indemnify pursuant to this Article 7.  In addition, the corporation may maintain insurance against such expense, liability, or loss whether or not the corporation would have the power to provide indemnification under the Washington Business Corporation Act.  The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provision is of this Article 7 and may create trust funds, grant security interests in corporate assets, provide letters of credit, and use such other means as the corporation deems necessary or appropriate to ensure that indemnification is provided under this Article 7.

7.6         INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.  The corporation may, by action of the Board from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to or on behalf of employees and agents of the corporation with the same scope and effect as the provisions of this Article 7 with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

ARTICLE 8. REGISTERED OFFICE AND AGENT

8.1         OFFICE AND AGENT.  The name of the initial registered agent of the corporation and the address of its initial registered office are as follows:  Corporation Services Company, 300 Deschutes Way SW Ste 208 MC-CSC1, Tumwater, WA, 98501.

IN WITNESS WHEREOF, the corporation has caused these Amended and Restated Articles of Incorporation to be executed this 27th day of August, 2025.

/s/ Godfrey B. Evans
Godfrey B. Evans
EVP, General Counsel, Corporate Secretary